UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          May 6, 2021

JAMES RIVER GROUP HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices)

(Zip Code)

 (441) 278-4580

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 6, 2021, James River Group Holdings, Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale in a public offering (the “Offering”) of 5,650,000 of the Company’s common shares, par value $0.0002 per share (the “Common Shares”), at a public offering price of $31.00 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase from the Company up to an additional 847,500 Common Shares within 30-days after the date of such agreement. On May 6, 2021, the Underwriters excised the option in full.

On May 10, 2021, the Company closed the Offering of the Common Shares. The Company received net proceeds (before expenses) of approximately $192.1 million. The Company anticipates using the proceeds for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and also provides for customary indemnification by the Company of the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities, including for liabilities under the Securities Act of 1933, as amended. The Offering is being made pursuant to a prospectus supplement, dated May 6, 2021, to the prospectus, dated May 5, 2021, which was included in the Company’s automatic shelf registration statement on Form S-3 (Registration Statement No. 333-255789) which became effective upon filing with the Securities and Exchange Commission on May 5, 2021.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

Certain of the underwriters and their affiliates have provided in the past to the Company and its affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Certain of the underwriters are lenders under our credit facilities.

A copy of the opinion of Conyers Dill & Pearman Limited relating to the validity of the Common Shares issued in the Offering is attached as Exhibit 5.1. A copy of the opinion of Bryan Cave Leighton Paisner LLP regarding certain tax matters in connection with the Offering is attached as Exhibit 8.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are filed as a part of this Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 10, 2021, by and among James River Group Holdings, Ltd. and Barclays Capital Inc., and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein

5.1	Opinion of Conyers Dill & Pearman Limited regarding the validity of the Common Shares

8.1	Opinion of Bryan Cave Leighton Paisner LLP regarding certain tax matters

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

23.2	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 8.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: May 10, 2021	By:	/s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer